Exhibit (a)(1)(c)
NOTICE OF GUARANTEED DELIVERY
to
Tender Shares of Common Stock
(other than shares owned by Hypo Real Estate Capital Corporation and its affiliates)
of
QUADRA REALTY TRUST, INC.
at
$10.6506 Net Per Share
Pursuant to the Offer to Purchase
Dated February 13, 2008
by
HRECC SUB INC.
a Wholly-Owned Subsidiary
of
HYPO REAL ESTATE CAPITAL CORPORATION
a Wholly-Owned Subsidiary
of
HYPO REAL ESTATE BANK INTERNATIONAL AG
a Wholly-Owned Subsidiary
of
HYPO REAL ESTATE HOLDING AG

(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
ON WEDNESDAY, MARCH 12, 2008, UNLESS THE OFFER IS EXTENDED BY HRECC SUB INC.

As set forth in the Offer to Purchase (as defined below), this form (or a facsimile hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Quadra Realty Trust, Inc., a Maryland corporation (“Quadra”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit certificates representing Shares and any other required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the expiration date of the Offer (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary, or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to HRECC Sub Inc., a Maryland corporation and a wholly-owned subsidiary of Hypo Real Estate Capital Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 13, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (which Letter of Transmittal together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures described under “The Tender Offer — Section 3. Procedures for Tendering Shares of the Company’s Common Stock” in the Offer to Purchase.

Signature(s):

Name(s) of Record Holder(s):

Please Print or Type Number of Shares:

Share Certificate Number(s) (If Available):

Dated:

Address(es):
(Include Zip Code)

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer:  ☐

Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above named person(s) own(s) the Shares tendered by this Notice of Guaranteed Delivery within the meaning of Rule 14e-4 promulgated under the Exchange Act (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange, Inc. trading days after the date of this Notice of Guaranteed Delivery.

NAME OF FIRM

ADDRESS

ZIP CODE

AREA CODE AND TELEPHONE NUMBER

AUTHORIZED SIGNATURE

Name:
PLEASE PRINT OR TYPE

Title:

Date:  , 2008

NOTE:  DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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